TRAVELBAG HOLDINGS LIMITED

Travelbag Holdings Limited
Condensed Group Profit and Loss Account

	Unaudited 7 Months ended 31 October
	2002	2001
	£000	£000
Turnover
Ongoing	17,692	11,793
Administrative expenses
Ongoing	17,237	12,833
Operating profit/(loss)	455	(1,040)
Interest receivable and similar income	473	450
Other income	26	–
	499	450
Profit/(loss) on ordinary activities before taxation	954	(590)
Tax on profit/(loss) on ordinary activities	385	(149)
Profit/(loss) for the financial period (1)	569	(441)
Equity dividend	11	–
Non-equity dividends	22	–
Profit/(loss) retained for the financial period (1)	536	(441)

There are no recognised gains or losses other than the profit and loss for the periods presented

(1)	Profit/(loss) for the financial periods ended 31 October 2002 and 2001, as adjusted for the effects of the significant differences between UK GAAP and US GAAP is set forth in Note 4 of notes to the accounts.

TRAVELBAG HOLDINGS LIMITED

Travelbag Holdings Limited
Condensed Group Cashflow Statement

	Notes		Unaudited 7 Months ended 31 October 2002	Unaudited 7 Months ended 31 October 2001
			£000	£000
Net cash inflow from operating activities	3	(a)	21,474	7,058
Returns on investments and servicing of finance	3	(b)	499	450
Taxation	3	(b)	(347)	(30)
Capital expenditure and financial investment	3	(b)	97	(482)
Net cash inflow before use of management of liquid resources and financing			21,723	6,996
Management of liquid resources	3	(c)	(18,245)	(7,330)
Increase/(decrease) in cash			3,478	(334)

The significant differences between the cash flow statement presented above for the financial periods ended 31 October 2001 and 2002 and that required under US GAAP are set forth in note 4 of notes to the condensed accounts.

Reconciliation of net cash flow to movement in net funds

	Unaudited 7 Months ended 31 October 2002	Unaudited 7 Months ended 31 October 2001
	£000	£000
Increase/(decrease) in cash	3,478	(334)
Cash outflow to short-term deposits	18,245	7,330
Change in net funds resulting from cash flows	21,723	6,996
Finance lease	(332)	–
Movement in net funds	21,391	6,996
Net funds at 1 April	18,984	14,942
Net funds at 31 October	40,375	21,938

TRAVELBAG HOLDINGS LIMITED
NOTES TO THE ACCOUNTS

Travelbag Holdings Limited
Notes to the accounts

1.	Basis of Presentation

These accounts have been prepared on the basis of accounting principles as set out in the annual financial statements at 31 March 2002 In the opinion of management, the condensed consolidated financial statements include all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of its financial position, operating results and cash flows for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results and cash flows for these periods are not necessarily indicative of results for the entire year. These financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes for the year ended 31 March 2002 included elsewhere within this document.

2.	Exceptional Items

Includedwithin administrative expenses for the period ended 31 October 2002 is a payment of £500,000 made to a trading partner in respect of exiting a contract. Operating cash flows are reduced by £500,000 in respect of the cost.

3.	Notes to the Cash Flow Statement

(a)    Reconciliation of operating profit to net cash inflow from operating activities

	7 months ended 31 October 2002	7 months ended 31 October 2001
	£000	£000
Operating profit/(loss)	455	(1,040)
Amortisation	200	–
Depreciation	706	499
Profit on sale of fixed assets	(12)	–
(Increase)/decrease in debtors	(72)	522
Increase in stocks	900	18
Increase in creditors	19,297	7,059
Net cash inflow from operating activities	21,474	7,058

(b)    Analysis of cash flows for headings netted in the statement of cash flows

	7 months ended 31 October 2002	7 months ended 31 October 2001
	£000	£000
Returns on investments and servicing of finance
Interest received	473	450
Income from short-term investments	26	–
	499	450

TRAVELBAG HOLDINGS LIMITED
NOTES TO THE ACCOUNTS

3.	Notes to the Cash Flow Statement (continued)

	7 months ended 31 October 2002	7 months ended 31 October 2001
	£000	£000
Taxation
Corporation tax paid	(347)	(30)

	7 months ended 31 October 2002	7 months ended 31 October 2001
	£000	£000
Capital expenditure and financial investment
Payments to acquire tangible fixed assets	(1,243)	(482)
Proceeds from sale of tangible fixed assets	1,340	–
	97	(482)

(c)    Analysis of cash flows for headings netted in the statement of cash flows

	7 months ended 31 October 2002	7 months ended 31 October 2001
	£000	£000
Management of liquid resources
Cash placed on deposit	(18,245)	(7,330)

(d)    Analysis of changes in net funds

	Cash at Bank and in Hand	Short Term Deposits	Bank Loan	Directors Loan	Finance Lease	Total
	£000	£000	£000	£000	£000	£000
As at 1 April 2002	3,692	16,350	(1,000)	(58)	–	18,984
Cash flow	3,478	18,245	–	–	(332)	21,391
As at 31 October 2002	7,170	34,595	(1,000)	(58)	(332)	40,375

	Cash at Bank and in Hand	Short Term Deposits	Bank Loan	Directors Loan	Finance Lease	Total
	£000	£000	£000	£000	£000	£000
As at 1 Apri12001	3,437	11,505	–	–	–	14,942
Cash flow	(334)	7,330	–	–	–	6,996
As at 31 October 2002	3,103	18,835	–	–	–	21,938

TRAVELBAG HOLDINGS LIMITED
NOTES TO THE ACCOUNTS

4.	Differences between United Kingdom and United States Generally Accepted Accounting Principles

Profit and Loss Account

	Unaudited 7 Months ended 31 October
	2002	2001
	£000	£000
Profit/(loss) for the period in accordance with UK GAAP	569	(441)
Adjustments:
Goodwill amortisation	207	–
Intangible assets amortisation	(113)	–
Profit on disposal of fixed assets	456	–
Unrecognised losses on forward contracts	(44)	(112)
Impact of changes on adoption of SFAS 133	–	82
Deferred tax: methodology	(173)	(80)
on above adjustments	(152)	9
Net income as adjusted to accord with US GAAP	750	(542)
Comprising:
Income/(loss) before cumulative effect of change in accounting principle	750	(624)
Cumulative effect on prior years of change in accounting principle	–	82
Net income/(loss)	750	(542)

Comprehensive Income Statement

	Unaudited 7 Months ended 31 October
	2002	2001
	£000	£000
Net income/(loss)	750	(542)
Other comprehensive incomel(loss):
Valuation of investments	(30)	(9)
Total comprehensive income	720	(551)

TRAVELBAG HOLDINGS LIMITED
NOTES TO THE ACCOUNTS

4.	Differences between United Kingdom and United States Generally Accepted Accounting Principles (continued)

Consolidated statement of cash flows

These differences UK GAAP and US GAAP applicable to the group are set out in note 14 of notes to the audited accounts included elsewhere herein. Under US GAAP, the following would be reported:

	7 Months ended 31 October 2002	7 Months ended 31 October 2001
	£000	£000
Net cash generated by operating activities	21,127	7,028
Net cash generated by/(used in) investing activities	596	(32)
Net cash used in financing activities	(332)	–
Increase in cash and cash equivalents	21,391	6,996
Cash and cash equivalents at the beginning of period	18,984	14,942
Cash and cash equivalents at the end of period	40,375	21,938

Description of US GAAP Differences

The differences between UK GAAP and US GAAP applicable to the group are set out in note 14 of notes to the audited accounts included elsewhere herein